Exhibit T3A.2.71

CERTIFICATE OF INCORPORATION

OF

RITE AID ROME DISTRIBUTION CENTER, INC

Under Section 402 of the Business Corporation Law

The undersigned, being a natural person of at least 21 years of age and acting as the incorporator of the corporation hereby being formed under the Business Corporation Law, certifies that:

FIRST: The name of the corporation is:

RITE AID ROME DISTRIBUTION CENTER, INC.

SECOND: The corporation is formed for the following purpose or purposes:

To operate retail stores for the sale of all general merchandise including but not limited to all items commonly sold in health and beauty aids stores and prescription drug stores, provided that the operation is duly registered and licensed by the appropriate professional licensing commission of the State of New York.

To take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, clear, develop, redevelop, manage, operate, maintain, control, license the use of, publicize, advertise, promote, and generally deal in and with, whether as principal, agent, broker, or otherwise, real and personal property of all kinds, and, without limiting the generality of the foregoing, stores, shops, markets, supermarkets, departments, and merchandising facilities, shopping centers, recreational centers, discount centers, merchandising outlets of all kinds, parking areas, offices and establishments of all kinds, and to engage in the purchase, sale, lease and rental of equipment and fixtures for the same and for other enterprises, for itself or on behalf of others. To conduct a general real estate development, planning, operating, sales, brokerage, agency, management, advisory, promotional and publicity businesses in all its branches.

To carry on a general mercantile, industrial, investing, and trading business in all its branches, to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights-in-respect of, and generally deal in and with, at wholesale and retail, principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, Jobber, advisor, and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed and other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by-products thereof; to acquire by purchase or otherwise own, hold lease, mortgage, sell, or otherwise dispose of, erect, construct, make, alter, enlarge, improve, and to aid or subscribe toward the construction, acquisition or improvement of any factories, shops, store-houses, buildings, and commercial and retail establishments of every character, including all equipment, fixtures, machinery, implements and supplies necessary, or incidental to, or a connected with, any of the purposes of business of the corporation; and generally to perform any and all act connected therewith or arising therefrom or incidental thereto, and all acts proper or necessary for the purpose of the business.

To engage generally in the real estate business as principal, agent, broker and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in and dispose of real estate, real property, lands, houses, buildings and other works and any interest or right therein; to take, lease, purchase or otherwise acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal, agent, broker, and in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held, or disposed of; and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with, as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general construction, contracting, and building business principal, agent, representative, contractor, sub- contractor and in any other lawful capacity.

To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and, in any manner deal with and contract with reference to:

(a) inventions, devices, formulae, processes and any improvements and modifications thereof;

(b) letters patent, patent rights, patented processed, copyrights, designs, and similar rights, trade-marks, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America or of any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto;

(c) franchises, licenses, grants and concessions.

To have, in furtherance of the corporate purposes, all of the powers conferred upon-corporations organized under the Business Corporation Law subject to any limitations thereof contained in this Certificate of Incorporation or in the laws of the State of New York.

THIRD: The office of the corporation is to be located in:

City of New York, County of New York, State of New York

FOURTH: The aggregate number of shares which the corporation shall have authority to issue is One Hundred Thousand shares of common stock of the par value of Ten Dollars per share.

FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address without the State of New York to which the Secretary of State shall mail a copy of any process against the corporation served upon him is: Franklin C. Brown, P. 0. Box 3165, Harrisburg, Pennsylvania 17105.

SIXTH: The duration of the corporation is to be perpetual.

SEVENTH: Except as may otherwise be specifically provided in this certificate of incorporation, no provision of this certificate of incorporation is intended by the corporation to be constructed as limiting, prohibiting, denying, or abrogating any of the general or specific powers or rights conferred under the Business Corporation Law upon the corporation, upon its shareholders, bond-holders, and security holders, and upon its directors, officers, and other corporate personnel including, in particular, the power of the corporation to furnish indemnification to directors and officers in the capacities defined and prescribed by the Business Corporation Law and the defined and prescribed rights of said persons to indemnification as the same are conferred by the Business Corporation Law.

Dated: OCT 17, 1972

/s/ Franklin C. Brown
Franklin C. Brown
P. O. Box 3165
Harrisburg, Pennsylvania 17105

STATE OF PENNSYLVANIA	)
	)	SS:
COUNTY OF DAUPHIN	)

On the date hereinafter set forth, before me came Franklin C. Brown, to me known to be the individual who is described in, and who signed the foregoing Certificate of Incorporation, and he acknowledged to me that he signed the same.

Dated: 10-17-72

[ILLEGIBLE]
Notary Public
My Commission Expires November 10, 1925
Paxtang Borough, Pa.
Dauphin County

CONSENT

Rite Aid Center of New Rochelle, Inc., a corporation duly organized under the laws of the State of New York does hereby certify that the following is a true and correct copy of a resolution of the Board of Directors of said corporation adopted at a special meeting held on the 10th day of October, 1972.

"RESOLVED, that this corporation give its unqualified consent to the use of the name:

RITE AID ROME DISTRIBUTION CENTER, INC.

by a corporation about to be organized under the laws of the State of New York and

FURTHER RESOLVED, that in the opinion and judgment of the Board of Directors of this corporation the name

RITE AID ROME DISTRIBUTION CENTER, INC.

is not so similar to the name of this corporation as to tend to confuse or deceive."

[ILLEGIBLE]
Rite Aid Center of New Rochelle, Inc.

CORPORATE SEAL

[SEAL]

CERTIFICATE OF INCORPORATION

OF

RITE AID ROME DISTRIBUTION CENTER, INC.

Under Section 402 of the Business Corporation Law

[ILLEGIBLE]

STATE OF NEW YORK DEPARTMENT OF STATE

TAX $ 500
FILING FEE $ 50

FILED OCT 24 1972

[ILLEGIBLE]

Secretary of State

By [ILLEGIBLE]

Filed By:

Franklin C. Brown, Attorney
P. O. Box 3165
Harrisburg, Pennsylvania 17105